Exhibit 99.2

Paloma Partners IV Holdings, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2023

C O N T E N T S

i

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To Management

Paloma Partners IV Holdings, LLC and Subsidiaries

Houston, Texas

We have reviewed the accompanying consolidated financial statements of Paloma Partners IV Holdings, LLC (a limited liability company) and its subsidiaries, which comprise the consolidated balance sheet as of September 30, 2023, and the related consolidated statements of operations and cash flows for the nine months ended September 30, 2023 and 2022 and members’ equity for the nine months ended September 30, 2023, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, We do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require me (us) to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Paloma Partners IV Holdings, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on December 31, 2022 Balance Sheet

The December 31, 2022 balance sheet was audited by us, and we expressed an unmodified opinion in our report dated April 6, 2023. We have not performed any auditing procedures since that date.

EEPB

Houston, Texas

March 7, 2024

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,415,274	$22,661,479
Accounts receivable	61,057,127	77,233,722
Prepaid drilling costs	1,662,069	1,654,901
Other	156,715	291,585
Derivative asset, current	-	2,602,714
TOTAL CURRENT ASSETS	66,291,185	104,444,401
NONCURRENT ASSETS
Oil and gas assets, net	836,866,813	868,891,784
Derivative asset, noncurrent	1,173,609	-
Right-of-use asset, operating lease	1,916,867	-
TOTAL NONCURRENT ASSETS	839,957,289	868,891,784
TOTAL ASSETS	$906,248,474	$973,336,185

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$24,093,764	$43,280,189
Revenue payable and accrued expense	41,538,911	52,920,119
Prepayments	5,117,423	7,119,184
Derivative liability	3,832,707	12,173,518
Operating lease liability, current portion	479,470	-
TOTAL CURRENT LIABILITIES	75,062,275	115,493,010
OTHER LIABILITIES
Long term debt	148,637,660	175,000,000
Operating lease liability, net of current portion	1,453,981	-
Asset retirement obligation	5,940,229	6,250,485
TOTAL LIABILITIES	231,094,145	296,743,495
MEMBERS’ EQUITY	675,154,329	676,592,690
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$906,248,474	$973,336,185

See Independent Accountants’ Compilation Report.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	September 30, 2023	September 30, 2022
OPERATING REVENUE
Crude oil	$149,707,568	$154,848,795
Natural gas	51,377,270	92,356,164
Natural gas liquids	61,884,919	75,181,481
Realized gain (loss) on derivatives	8,655,188	(61,787,949)

TOTAL OPERATING REVENUE	271,624,945	260,598,491

OPERATING EXPENSES
Lease operating expense	16,802,634	10,931,764
Production taxes	13,875,375	18,333,663
Processing and other fees	30,371,026	18,884,099
General and administrative	1,392,206	1,297,185
Overhead reimbursement	7,703,092	5,956,025
Depletion and accretion	56,791,010	58,700,169

TOTAL OPERATING EXPENSES	126,935,343	114,102,905

OPERATING INCOME	144,689,602	146,495,586
OTHER INCOME (EXPENSE)
Unrealized gain (loss) on derivatives	6,911,706	(4,451,046)
Gain (loss) on sale of assets	(141,439,075)	-
Interest expense	(12,391,810)	(3,255,914)
Other income (expense)	791,216	(3,313,704)

TOTAL OTHER INCOME (EXPENSE)	(146,127,963)	(11,020,664)

NET INCOME (LOSS)	$(1,438,361)	$135,474,922

See Independent Accountants’ Compilation Report.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	EnCap Energy
	Capital Fund	Macquarie	Paloma
	IX, L.P.	Americas Corp.	Resources, LLC	Total
Members’ equity, December 31, 2022 (Audited)	$640,658,994	$27,641,340	$8,292,356	$676,592,690
Net income	(1,288,687)	(115,134)	(34,540)	(1,438,361)
Members’ equity, September 30, 2023 (Unaudited)	$639,370,307	$27,526,206	$8,257,816	$675,154,329

See Independent Accountants’ Compilation Report.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	September 30, 2023	September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,438,361)	$135,474,922
Depletion, depreciation and accretion	56,791,010	58,700,169
(Gain) loss on sale and disposal of assets	141,439,075	-
Amortization of debt issuance costs	204,205	-
Unrealized (gain)/loss on derivatives	(6,911,706)	4,451,046

Increase (decrease) in cash related to changes in assets:
Accounts receivable	16,176,595	(19,913,298)
Prepaid and other assets	127,702	1,646,342

Increase (decrease) in cash related to changes in current liabilities:
Accounts payable	(19,186,425)	20,407,653
Revenue payable and accrued expense	(13,382,969)	21,404,469
Right-of-use liability, operating leases	16,584	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	173,835,710	222,171,303
CASH FLOWS FROM INVESTING ACTIVITIES

Increase (decrease) in prepaid drilling costs	-	-
Proceeds from divestiture of oil and gas assets	29,633,567	-
Additions to oil and gas assets, net	(196,148,937)	(154,854,099)
NET CASH USED IN INVESTING ACTIVITIES	(166,515,370)	(154,854,099)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (repayments) from loans, net	(26,566,545)	35,000,000
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(26,566,545)	(65,000,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19,246,205)	2,317,204
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	22,661,479	14,529,475
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,415,274	$16,846,679
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$12,187,605	$3,255,914

See Independent Accountants’ Compilation Report.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 (REVIEWED) AND DECMBER 31, 2022 (AUDITED)

NOTE 1: ORGANIZATION

Paloma Partners IV Holdings, LLC, a Delaware Limited Liability Company, was formed on September 15, 2016. Effective January 1, 2017, the members of Paloma Partners IV, LLC assigned 100% of their membership interests in exchange for a 100% membership interest in Paloma Partners IV Holdings, LLC.

The Company is engaged in the acquisition, exploration, and development of properties for the production of oil and natural gas from underground reservoirs. The Companies’ properties are located primarily in Oklahoma.

As an LLC, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contribution.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Paloma Partners IV Holdings, LLC and its wholly-owned subsidiaries: Paloma Partners IV, LLC, Paloma Partners IV TMS, LLC (“TMS”), Excalibur Resources, LLC (“EXR”) and Travis Peak Resources, LLC (“TPR”) and its majority owned subsidiary Chickasaw Royalty, LLC (“Chickasaw”) (collectively the “Company”) and have been prepared in accordance with U.S. generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

The financial statements are based on a number of significant estimates, including the oil and gas reserve quantities, which are the basis for the calculations of depletion, amortization, and impairment of oil and gas properties. The reserve quantities are determined by an independent petroleum engineering firm. However, management emphasizes that estimated reserve quantities are inherently imprecise and that estimates of more recent discoveries are more imprecise than those for properties with long production histories. Accordingly, the estimates are expected to change as future information becomes available.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Investments in highly-liquid securities with original maturities of three months or less are considered to be cash equivalents. As of and during the years ended December 31, 2023 and 2022, the Company maintained cash deposits with financial institutions in excess of the federally insured limits. The Company believes the credit risk in these deposits is minimal.

Receivables

Trade and other receivables are recorded at their outstanding balances adjusted for an allowance for doubtful accounts. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each debtor. Receivable balances are charged off when they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary at December 31, 2023 and 2022.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and natural gas producing activities. Costs to acquire mineral interests in oil and natural gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells, and related asset retirement costs, are capitalized. With respect to amounts paid by the Company for its carry obligation, they are recorded to oil and natural gas properties in cost categories incurred as tangible and intangible drilling costs and completion costs and production equipment and facilities.

Additionally, interest costs are capitalized to oil and natural gas properties during the period that unevaluated leasehold costs and costs of wells in progress are undergoing development and preparation for their intended use until reserves have been identified. Costs to drill exploratory wells that do not find proved reserves are expensed when it is determined that the wells are uneconomical and will not be completed. Geological and geophysical costs and costs of carrying and retaining unproved properties are expensed when incurred.

Capitalized costs of producing oil and natural gas properties, after considering estimated residual salvage values, are depreciated and depleted on a field level (common reservoir) using the unit-of-production method using proved developed oil and natural gas reserves.

Unproved property costs, costs of wells in progress and related capitalized interest costs are excluded from the base subject to depletion until the related costs are considered developed or until proved reserves are found. Oil and natural gas leasehold costs are depleted using the unit-of-production method based on total proved oil and natural gas reserves.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Upon sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized in the statement of operations. Upon sale of a partial unit of proved property, the proceeds are credited to accumulated depletion.

Upon sale of an entire interest in an unproved property, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Proved oil and natural gas properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, which is generally performed at the field level. Assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. If the net costs are in excess of the undiscounted future net cash flows then the fair value is determined using the discounted future net cash flows as the new carrying value with any excess net cost recorded as an impairment with a corresponding amount recorded to accumulated depletion, depreciation and amortization. At December 31, 2023 and 2022, no impairment of proved oil and natural gas properties is required.

Unproved oil and natural gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. The Company had approximately $0 of unproved properties as of September 30, 2023 and December 31, 2022, respectively. No impairments were recorded as of September 30, 2023, and 2022.

Asset Retirement Obligation

The Company records an asset retirement obligation for the abandonment of oil and natural gas producing properties. The asset retirement obligation is recorded at its estimated fair value on the date that the obligation is incurred and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is measured using expected future cash outflows which consider an estimate of the cost to plug and abandon wells (excluding salvage), future inflation rates and is discounted at the credit adjusted risk-free interest rate.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments and Hedging Activities

The Company uses derivative financial instruments to mitigate the impacts of commodity price fluctuations, protect returns on investments and achieve a more predictable cash flow. FASB ASC, Topic 815, Derivatives and Hedging, (“ASC 815”), requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its estimated fair value.

ASC 815 requires that changes in the derivative’s estimated fair value be recognized in earnings unless specific hedge accounting criteria are met, or exemptions for normal purchases and normal sales as permitted by ASC 815 exist. The Company does not designate its derivative financial instruments as hedging instruments and, as a result, recognizes the change in a derivative’s estimated fair value in earnings as a component of other income or expense. The Company’s derivative financial instruments are not held for trading purposes.

Income Taxes

The Company reports as a partnership for federal income tax purposes and its taxable income or loss is passed through to its members and reported on their respective tax returns. Accordingly, no provision for federal income taxes has been recorded in these financial statements.

The Company follows the provisions of the Income Taxes Topic of FASB ASC 740 related to uncertain tax positions. The Company recognized no liability for unrecognized tax benefits and has no tax position as of September 30, 2023 and 2022, for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest and penalties related to uncertain tax positions in the statement of operations as interest expense and general and administrative expense, respectively. The Company is open to audit under the statute of limitations from 2019 and beyond.

The Company had no material state income tax expense as of September 30, 2023 and 2022.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

Revenue Recognition

Sales of oil, natural gas and natural gas liquids are recognized at the point control of the product is transferred to the customer. Virtually all of the pricing provisions in the Company’s contracts are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, the quality of the oil or natural gas and the prevailing supply and demand conditions. As a result, the price of the oil, natural gas and natural gas liquids fluctuates to remain competitive with other available oil, natural gas and natural gas liquids supplies.

Oil sales

The Company’s oil sales contracts are generally structured where it delivers oil to the purchaser at a contractually agreed-upon delivery point at which the purchaser takes custody, title and risk of loss of the product. Under this arrangement, the Company or a third party transports the product to the delivery point and receives a specified index price from the purchaser with no deduction. In this scenario, the Company recognizes revenue when control transfers to the purchaser at the delivery point based on the price received from the purchaser.

Oil revenues are recorded net of any third-party transportation fees and other applicable differentials in the Company’s consolidated statements of operations.

Natural gas and natural gas liquids sales

Under the Company’s natural gas processing contracts, it delivers natural gas to a midstream processing entity at the wellhead, battery facilities or the inlet of the midstream processing entity’s system. The midstream processing entity gathers and processes the natural gas and remits proceeds to the Company for the resulting sales of natural gas liquids and residue gas. In these scenarios, the Company evaluates whether it is the principal or the agent in the transaction. For those contracts where the Company has concluded it is the principal and the ultimate third party is its customer, the Company recognizes revenue on a gross basis, with transportation, gathering, processing, treating and compression fees presented as an expense in its consolidated statements of operations.

In certain natural gas processing agreements, the Company may elect to take its residue gas and/or natural gas liquids in-kind at the tailgate of the midstream entity’s processing plant and subsequently market the product. Through the marketing process, the Company delivers product to the ultimate third-party purchaser at a contractually agreed-upon delivery point and receives a specified index price from the purchaser.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Non-operated crude oil and natural gas sales

The Company’s proportionate share of production from non-operated properties is generally marketed at the discretion of the operators.

For non-operated properties, the Company receives a net payment from the operator representing its proportionate share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the gross amount of proceeds to be received by the Company during the month in which production occurs and it is probable the Company will collect the consideration it is entitled to receive. Proceeds are generally received by the Company within one to two months after the month in which production occurs.

Fair Value of Financial Instruments

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing and asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Lease Accounting

Effective January 1, 2022, the Company adopted ASC 842 using the modified retrospective approach whereby the Company recognizes leases on its balance sheet by recording a right-of-use asset and lease liability. The Company applied certain practical expedients that were allowed in the adoption of ASC 842, including not reassessing existing contracts for lease arrangements, not reassessing existing lease classification, and not recording a right-of-use asset or lease liability for leases of twelve months or less.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The adoption did not have a material effect on the Company’s beginning retained earnings or income statement but did have a material impact on the way leases are recorded and presented on the balance sheet and disclosed on the financial statement footnotes.

The Company evaluates new contracts at inception to determine if the contract conveys the right to control the use of an identified asset for a period of time in exchange for periodic payments. A lease exists if the Company obtains substantially all of the economic benefits of an asset, and the Company has the right to direct the use of that asset. When a lease exists, the Company records a right-of-use asset that represents the right to use the asset over the lease term and a lease liability that represents the obligation to make payments over the lease term. Lease liabilities are recorded at the sum of future lease payments discounted by the collateralized rate the Company could obtain to lease a similar asset over a similar period, and right-of-use asset over a similar period, and right-of-use assets are recorded equal to the corresponding lease liability, plus any prepaid, or direct costs incurred to enter the lease, less the cost of any incentives received from the lessor.

Reclassification

Certain accounts relating to the prior year have been reclassified to conform to the current year presentation with no effect on previously reported net income.

NOTE 3: MEMBERS’ EQUITY

The Company is a Delaware Limited Liability Company formed on September 15, 2016 by EnCap Energy Capital Fund IX, L.P. (“EnCap”), Macquarie Americas Corp. and Paloma Resources, LLC (collectively, the “Members”). Net income (loss) of the Company is allocated to the Members in accordance with the terms set forth in the Limited Liability Company Agreement, as amended. The Company Agreement allows for preferred returns to certain Members until internal rate of return and return of investment hurdles are met. The Members have committed to a maximum of $656,722,320 in contributions to the Company. As of September 30, 2023, a total of $524,972,321 had been contributed by the Members.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: OIL AND GAS PROPERTIES

Oil and gas properties as of September 30, 2023 and December 31, 2022 consist of the following:

	September 30,	December 31,
	2023	2022
Proved oil and gas properties	$1,307,368,288	$1,402,046,001
Unproved properties	-	-
	1,307,368,288	1,402,046,001
Less: accumulated depreciation, depletion and impairment	(470,501,475)	(533,154,217)
Oil and gas properties, net	$836,866,813	$868,891,784

Depletion as of September 30, 2023 and 2022 was $56,752,934 and $58,317,610, respectively.

NOTE 5: OIL AND GAS ASSET DISPOSITIONS

In September 2023, the Company sold certain oil and gas properties for proceeds of approximately $30,500,000. The Company recognized a net loss of approximately $141,400,000 from the sale.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company and its subsidiaries have entered into administrative services agreements with certain Members whereby the Members act as the administrative agents of to supervise, administer and manage the business affairs and operations of the Company. All of the Company’s general and administrative expenses were incurred under these collective agreements. As of September 30, 2023 and, 2022, the Company incurred expenses under these agreements in the amounts of $7,703,092 and $5,956,025 respectively.

NOTE 7: LONG-TERM DEBT

On October 18, 2017, the Company entered into a Credit Agreement which provides access to loans and letters of credit. Per the terms of the Credit Agreement the initial borrowing base is $50,000,000, subject to semi-annual redeterminations, with an aggregate maximum borrowing base of $500,000,000. As of September 30, 2023, the borrowing base was $400,000,000, while the amount available to the Company was $250,000,000.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: LONG-TERM DEBT (Continued)

The Company may request to borrow in the form of ABR loans or Eurodollar loans. ABR loans bear interest at the Alternate Base Rate plus an Applicable Margin. Eurodollar loans bear interest at the Adjusted LIBOR Rate plus the Applicable Margin.The Applicable Margin ranges between 3% and 4% depending on the Company’s borrowing base utilization and type of the loan. During 2023 and 2022, the interest rate was approximately 8.68% and 5.9%, respectively. Interest is payable in arrears on each interest payment date and termination date, as defined. The Credit Agreement also allows the Company to request letters of credit for itself or any of the Company’s subsidiaries. The loan matures on June 30, 2024 and is secured by substantially all oil and gas assets. The Company is subject to certain financial loan covenants and as of September 30, 2023, the Company believes it is in compliance with these covenants.

NOTE 8: ASSET RETIREMENT OBLIGATION

The Company has asset retirement obligations associated with its future abandonment of oil and gas properties. Under ASC 410-20, Accounting for Asset Retirement Obligations, obligations associated with the retirement of long-lived assets are recorded when there is a legal obligation to incur such costs.

The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The following table summarizes the Company’s asset retirement obligation activity.

The following are changes in the asset retirement liability as of September 30, 2023, and December 31, 2022:

	September 30,	December 31,
	2023	2022
Beginning obligation	$6,250,485	$4,958,163
Accretion/Change in Estimate	(310,256)	1,292,322
Ending obligation	$5,940,229	$6,250,485

NOTE 9: FAIR VALUE MEASUREMENTS

The Company enters into fixed commodity swap contracts to hedge against future crude oil and natural gas prices. These derivative swaps reduce the Company’s exposure to unfavorable changes in crude oil and natural gas prices, which are subject to significant and often volatile fluctuation. The contracts allow the Company to predict with greater certainty the effective prices to be received by the Company.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: FAIR VALUE MEASUREMENTS (Continued)

The following methods and assumptions were used to estimate the fair value of each class of assets listed below:

Derivatives: The fair values of the Company’s derivative instruments are based on a pricing model that uses market data obtained from reputable independent sources and are considered Level 2 inputs, including (a) quoted forward prices for oil and gas, (b) discount rates, (c) volatility factors, and (d) current market and contractual prices, as well as other relevant economic measures. The estimates of fair value are also compared to the values provided by the counterparty for reasonableness and are adjusted for the counterparties’ credit quality for derivative assets and the Company’s credit quality for derivative liabilities. To date, adjustments for credit quality have not had a material impact on the fair market values.

The following table summarizes the valuation of financial instruments by ASC 820-10 pricing levels as of September 30, 2023:

	Quoted prices in
	active markets for	Other observable	Unobservable	Fair value at
	identical assets	inputs	inputs	September 30,
	(Level 1)	(Level 2)	(Level 3)	2023
Oil and gas derivatives	$-	$(2,659,098)	$-	$(2,659,098)
Total	$-	$(2,659,098)	$-	$(2,659,098)

The following table summarizes the valuation of financial instruments by ASC 820-10 pricing levels as of December 31, 2022:

	Quoted prices in
	active markets for	Other observable	Unobservable	Fair value at
	identical assets	inputs	inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2022
Oil and gas derivatives	$-	$(9,570,804)	$-	$(9,570,804)
Total	$-	$(9,570,804)	$-	$(9,570,804)

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company uses various derivative financial instruments to manage price risk. Related gains and losses due to changes in the derivatives’ fair values are recognized in earnings.

The following positions were outstanding at September 30, 2023:

	Quantity	Quantity				Estimated
Commodity	remaining	type	Price range	Price index	Contract terms	fair value
Oil	1,965,874	bbls	$60.00-80.00	WTI	2023-2024	$(9,895,537)
Gas	23,752,459	mmbtu	$2.80-4.5	Henry Hub	2023-2025	$7,236,439

At December 31, 2022, the Company’s open positions were as follows:

	Quantity	Quantity				Estimated
Commodity	remaining	type	Price range	Price index	Contract term	fair value
Oil	1,627,304	bbls	$52.50-96.15	WTI	2022-2023	$(4,170,674)
Gas	22,659,908	mmbtu	$2.49-9.14	Henry Hub	2022-2023	$(5,400,130)

As of September 30, 2023 and 2022, the Company recognized realized gains and (losses) of $8,655,188 and $(61,787,949) and unrealized gains and (losses) of $6,911,706 and $(4,451,046), respectively.

NOTE 11: FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has determined that fair value approximates carrying value for cash, accounts receivable, accounts payable, and notes payable given the short-term nature of these instruments.

NOTE 12: COMMITMENTS AND CONTINGENCIES

Gas gathering, processing and purchase agreements

The Company has entered into certain gas gathering, processing and purchase agreements whereby the counterparties will gather, process and/or purchase and resell all gas produced from certain wells. Fees charged will be subject to periodic increases subject to certain ceiling amounts. The agreements are effective up to a term of 10 years and will remain in effect from month to month thereafter unless terminated in accordance with the agreements.

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12: COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

From time to time, the Company is involved in various claims and lawsuits, both for and against the Company, arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits would not be material to the Company’s financial position, results of operations, or cash flow.

Environmental Issues

The Company is engaged in crude oil and natural gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of crude oil and natural gas wells and the operation thereof. In connection with the acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.

Should it be determined that a liability exists with respect to any environmental cleanup or restoration, the Company would be responsible for curing such a violation which occurred during the time which the Company owned the property.

As of September 30, 2023 and December 31, 2022, no claim has been made, nor are we aware of any liability that exists, which would be material to the financial statements, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

NOTE 13: TMS AND CHICKASAW

The following is a summary of the financial statement balances for the consolidated subsidiaries of TMS and Chickasaw as of September 30, 2023:

	TMS	Chickasaw
Total assets	$25,036	$6,801,840
Total liabilities	-	62,943
Total equity	25,036	6,738,897

Revenues	-	1,104,095
Expenses	-	(140,032)
Net operating income	-	964,063

Nonrecurring other expense	-	-
Net income	$-	$964,063

PALOMA PARTNERS IV HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: TMS AND CHICKASAW (Continued)

The following is a summary of the financial statement balances for the consolidated subsidiaries of TMS and Chickasaw as of and for the year ended December 31, 2022:

	TMS	Chickasaw
Total assets	$25,036	$5,833,773
Total liabilities	-	58,939
Total equity	25,036	5,774,834

Revenues	-	3,082,553
Expenses	-	(251,226)
Net operating income	-	2,831,327

Nonrecurring other expense	-	(3,465,585)
Net loss	$-	$(634,258)

NOTE 14: SUBSEQUENT EVENTS

Subsequent events were evaluated from October 1, 2023 through March 7, 2024, the date the financial statements were available to be issued.

During December 2023, the Company entered into an agreement to sell substantially all interests in oil and gas properties, rights and related assets located in certain counties in Oklahoma.

No other subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statements.